Pennsylvania Real Estate Investment Trust
200 South Broad Street
Philadelphia, PA 19102
www.preit.com

	Phone:	215-875-0700
	Fax:	215-546-7311
Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE
Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0735	(212) 896-1216

Nurit Yaron
VP, Investor Relations (215) 875-0735

FOR IMMEDIATE RELEASE
July 27, 2006

Pennsylvania Real Estate Investment Trust Reports
Second Quarter 2006 Financial Results

Philadelphia, PA, July 27, 2006 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its financial results for the second quarter and six months ended June 30, 2006.

Financial Results

•	Net income available to common shareholders for the second quarter of 2006 was $0.5 million, or $0.01 per diluted share, which was within the Company’s forecast range of $0.00 to $0.04 per diluted share. In the second quarter of the prior year, net income available to common shareholders was $5.5 million, or $0.14 per diluted share. For the six months ended June 30, 2006, net loss allocable to common shareholders was $(2.3) million, or $(0.08) per share, largely because of the items cited three paragraphs below, compared to net income available to common shareholders of $13.5 million, or $0.36 per diluted share, in the six months ended June 30, 2005.

•	Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated properties was $72.9 million in the second quarter of 2006, compared to $70.1 million in the second quarter of 2005, an increase of 4.0%. NOI for the six months ended June 30, 2006 was $148.2 million, an increase of 5.8% from $140.1 million for the comparable period in the prior year.

•	Funds From Operations (“FFO”) for the second quarter of 2006 was $32.9 million, or $0.81 per diluted share and operating partnership unit (“share”), which was within the Company’s forecast range of $0.78 to $0.82 per diluted share. In the second quarter of 2005, FFO was $34.1 million, or $0.82 per diluted share. For the six months ended June 30, 2006, FFO was $64.6 million, or $1.58 per diluted share. FFO for the six months ended June 30, 2005 was $70.5 million, or $1.71 per diluted share.

PREIT Reports Second Quarter 2006 Financial Results
July 27, 2006

The Company’s results for the first six months of 2006 reflect additional real estate revenues and additional expenses associated with properties acquired in 2005, offset by separation expenses associated with the retirement of Jonathan B. Weller, formerly a Vice Chairman of the Company. Also, net loss allocable to common shareholders for the first six months of 2006 includes approximately $2.8 million of depreciation and amortization from a property which was reclassified in the first quarter from discontinued operations to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Ronald Rubin, Chairman and CEO of the Company, commented, “We are pleased with our results this quarter, which were in line with our forecast. We are making solid progress with our current redevelopment projects, and we are beginning to see the early signs of positive contributions from some of the properties involved. In addition, we have acquired two anchors formerly occupied by Strawbridge’s department stores at Cherry Hill Mall and Willow Grove Park from Federated Department Stores, and our acquisition of the former Strawbridge’s store at The Gallery at Market East is pending. These anchor store acquisitions provide us with a unique opportunity to broaden and enhance the retail offerings and better control the future direction of these properties.”

Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of June 30, 2006:

	Occupancy as of

	June 30, 2006	June 30, 2005

Retail Portfolio weighted average:
Total including Anchors	90.0%	91.3%
Excluding Anchors	87.1%	87.0%
Enclosed Malls weighted average:
Total including Anchors	88.9%	90.5%
Excluding Anchors	85.4%	85.5%
Power/strip centers weighted average	97.9%	97.1%

Sales per square foot for properties in	Twelve months ended	Twelve months ended
the Company’s portfolio as of the respective dates	June 30, 2006	June 30, 2005

Sales per square foot (1)	$348	$339

(1)	The sales per square foot amounts shown are based on sales reported by tenants that lease spaces of 10,000 square feet or less and that have occupied the in-line space or space on an outparcel for at least 24 months.

Same store NOI decreased by approximately $0.9 million, or 1.3%, for the second quarter of 2006 compared to the second quarter of 2005. Same store NOI from the properties not in redevelopment decreased by $0.8 million, or 1.6%, in the second quarter of 2006 from the

PREIT Reports Second Quarter 2006 Financial Results
July 27, 2006

comparable period in the prior year. Same store NOI for the 10 properties previously designated as being in redevelopment decreased by approximately $0.1 million, or 0.5%, compared to the second quarter of 2005. For the six months ended June 30, 2006, same store NOI increased by $0.2 million, or 0.2%, compared to the first six months of 2005. Same store NOI from the properties not in redevelopment increased by $1.1 million, or 1.2%, in the six months ended June 30, 2006 from the comparable period in the prior year. Same store NOI for the 10 redevelopment properties decreased by $0.9 million, or 2.7%, compared to the first six months of the prior year. Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing and Redevelopment

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said, “We are very happy to see that results from the redevelopment properties that are farthest along have started to turn for the better. Thanks to demand from tenants and momentum in our redevelopment program, we are also excited to announce new redevelopment projects at Magnolia Mall in Florence, South Carolina, Willow Grove Park in Willow Grove, Pennsylvania, Lehigh Valley Mall in Allentown, Pennsylvania and Beaver Valley Mall in Monaca, Pennsylvania. Barnes & Noble has signed a lease for a store at Magnolia Mall, and Boscov’s has signed a lease to occupy a portion of the former Strawbridge’s store at Willow Grove Park. We have also signed a lease with Dick’s Sporting Goods for a store at Beaver Valley Mall. These leases will serve as the catalysts for the redevelopment of these properties into even greater shopping destinations.”

Outlook

For 2006, the Company estimates that net income per share will be between $0.31 and $0.39 and that FFO per diluted share will be between $3.55 and $3.63. For the third quarter of 2006, the Company estimates that net income per share will be between $(0.02) and $0.02 and that FFO per diluted share will be between $0.77 and $0.81.

Estimated Amounts Per Share	Quarter Ended Sept. 30, 2006	Year Ended Dec. 31, 2006

Earnings per share	$(0.02) – 0.02	$0.31 – 0.39

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest and other	0.79	3.24

FFO per diluted share	$0.77 – 0.81	$3.55 – 3.63

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its second quarter 2006 results, market trends and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet on the Company’s website at www.preit.com or www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

PREIT Reports Second Quarter 2006 Financial Results
July 27, 2006

Financial and operating information expected to be discussed on the call will also be available on the Company’s website (www.preit.com) under the Investor Relations tab.

For interested individuals unable to join the conference call, a replay of the call will be available until August 10, 2006 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay PIN: 7576845). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 34.5 million square feet) located in the Mid-Atlantic region or in the eastern United States. PREIT's portfolio currently consists of 52 properties in 13 states. PREIT's portfolio includes 39 shopping malls, 12 strip and power centers and one office property. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT's website can be found at www.preit.com.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of

PREIT Reports Second Quarter 2006 Financial Results
July 27, 2006

operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, our business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development and redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. In particular, the successful redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s redevelopment plans might change, its redevelopment activities might be delayed and anticipated project costs might increase. Unanticipated expenses or delays would also adversely affect PREIT’s investment returns on a redevelopment project. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its acquisitions will be consistent with the estimates outlined in the related press releases. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2005. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]
# # #
** Quarterly supplemental financial and operating information **
will be available on the Company’s web site at www.preit.com.

PREIT Reports Second Quarter 2006 Results
July 27, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share amounts)	June 30, 2006	December 31, 2005

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Retail properties	$2,843,348	$2,807,575
Construction in progress	169,256	55,368
Land held for development	5,616	5,616

Total investments in real estate	3,018,220	2,868,559
Accumulated depreciation	(264,916)	(220,788)

NET INVESTMENTS IN REAL ESTATE	2,753,304	2,647,771

INVESTMENTS IN PARTNERSHIPS, at equity	39,869	41,536

OTHER ASSETS:
Cash and cash equivalents	23,036	21,642
Rents and other receivables (net of allowance for doubtful accounts of $11,128 and $10,671, at June 30, 2006 and December 31, 2005, respectively)	38,832	46,492
Intangible assets (net of accumulated amortization of $92,151 and $72,308 at June 30, 2006 and December 31, 2005, respectively)	154,257	173,594
Deferred costs and other assets, net	93,173	69,792
Assets held for sale	1,505	17,720

Total assets	$3,103,976	$3,018,547

LIABILITIES:
Mortgage notes payable	$1,584,052	$1,332,066
Debt premium on mortgage notes payable	33,337	40,066
Credit Facility	300,000	342,500
Corporate notes payable	—	94,400
Liabilities related to assets held for sale	7	18,233
Tenants’ deposits and deferred rents	12,794	13,298
Investments in partnerships, deficit balances	12,743	13,353
Accrued expenses and other liabilities	87,362	69,435

Total liabilities	2,030,295	1,923,351

MINORITY INTEREST:	113,186	118,320

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 36,660,000 shares at June 30, 2006 and 36,521,000 shares at December 31, 2005	36,660	36,521
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at June 30, 2006 and December 31, 2005	25	25
Capital contributed in excess of par	903,466	899,439
Accumulated other comprehensive income	27,924	4,377
(Distributions in excess of net income)/Retained earnings	(7,580)	36,514

Total shareholders’ equity	960,495	976,876

Total liabilities, minority interest and shareholders’ equity	$3,103,976	$3,018,547

PREIT Reports Second Quarter 2006 Results
July 27, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended		Six Months Ended
(In thousands, except share and per share amounts)
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$3,863	$8,897	$4,504	$20,295
Adjustments:
Minority interest	186	1,201	588	2,698
Dividends on preferred shares	(3,403)	(3,403)	(6,806)	(6,806)
Gains on sales of interests in real estate	—	(636)	—	(636)
Depreciation and amortization:
Wholly owned & consolidated partnerships(a)	30,415	26,902	62,716	52,490
Unconsolidated partnerships(a)	1,857	1,033	3,576	2,184
Discontinued operations	—	121	—	242

FUNDS FROM OPERATIONS(b)	$32,918	$34,115	$64,578	$70,467

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.81	$0.82	$1.58	$1.71

Weighted average number of shares outstanding	36,183	36,025	36,142	35,999
Weighted average effect of full conversion of OP Units	4,144	4,686	4,147	4,635
Effect of common share equivalents	527	662	595	642

Total weighted average shares outstanding, including OP Units	40,854	41,373	40,884	41,276

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)	Includes the non-cash effect of straight-line rents of $714 and $996 for the 2nd quarter 2006 and 2005, respectively and includes the non-cash effect of straight-line rents of $1,360 and $2,032 for the first six months ended June 30, 2006 and 2005, respectively.

STATEMENTS OF INCOME	Three Months Ended		Six Months Ended

(In thousands, except per share amounts)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

REVENUE:
Real estate revenues:
Base rent	$70,931	$67,070	$142,044	$133,347
Expense reimbursements	33,003	30,466	66,652	61,407
Percentage rent	1,626	2,171	3,764	4,505
Lease termination revenue	334	592	2,144	1,089
Other real estate revenues	4,295	3,192	7,988	6,120

Total real estate revenues	110,189	103,491	222,592	206,468

Management company revenue	864	665	1,635	1,523
Interest and other income	496	254	886	444

Total revenue	111,549	104,410	225,113	208,435

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(30,670)	(28,273)	(62,022)	(56,464)
Utilities	(5,834)	(5,682)	(11,600)	(11,198)
Other property expenses	(6,502)	(4,875)	(12,442)	(10,424)

Total property operating expenses	(43,006)	(38,830)	(86,064)	(78,086)

Depreciation and amortization	(30,976)	(27,363)	(63,824)	(53,354)
Other expenses:
General and administrative expenses	(10,133)	(10,203)	(20,496)	(19,421)
Executive separation	—	—	(3,985)	—
Income taxes	(163)	(441)	(241)	(441)

Total other expenses	(10,296)	(10,644)	(24,722)	(19,862)

Interest expense	(24,769)	(20,396)	(48,892)	(40,062)

Total expenses	(109,047)	(97,233)	(223,502)	(191,364)

Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	2,502	7,177	1,611	17,071
Equity in income of partnerships	1,348	1,968	3,031	3,618
Gains on sales of interests in real estate	154	636	215	697

Income before minority interest and discontinued operations	4,004	9,781	4,857	21,386
Minority interest	(182)	(1,138)	(564)	(2,490)

Income from continuing operations	3,822	8,643	4,293	18,896

Discontinued operations:
Operating results from discontinued operations	45	317	235	1,607
Minority interest	(4)	(63)	(24)	(208)

Income from discontinued operations	41	254	211	1,399

Net income	3,863	8,897	4,504	20,295
Dividends on preferred shares	(3,403)	(3,403)	(6,806)	(6,806)

Net income available (loss allocable) to common shareholders	$460	$5,494	$(2,302)	$13,489

BASIC EARNINGS PER SHARE:
From continuing operations	$0.01	$0.14	$(0.08)	$0.32
From discontinued operations	0.00	0.01	0.00	0.04

TOTAL BASIC EARNINGS (LOSS) PER SHARE	$0.01	$0.15	$(0.08)	$0.36

DILUTED EARNINGS PER SHARE:
From continuing operations	$0.01	$0.13	$(0.08)	$0.32
From discontinued operations	0.00	0.01	0.00	0.04

TOTAL DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$0.14	$(0.08)	$0.36

Weighted average number of shares outstanding (for diluted EPS)	36,710	36,687	36,142	36,641

PREIT Reports Second Quarter 2006 Results
July 27, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Six Months Ended

(In thousands)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$3,863	$8,897	$4,504	$20,295

Adjustments:
Depreciation and amortization:
Wholly owned and consolidated partnerships	30,976	27,363	63,824	53,354
Unconsolidated partnerships	1,857	1,033	3,576	2,184
Discontinued operations	—	121	—	242
Interest expense:
Wholly owned and consolidated partnerships	24,769	20,396	48,892	40,062
Unconsolidated partnerships	2,433	2,037	4,835	4,077
Minority interest	186	1,201	588	2,698
Gains on sales of interests in real estate	(154)	(636)	(215)	(697)
Other expenses	10,296	10,644	20,737	19,862
Executive separation	—	—	3,985	—
Management company revenue	(864)	(665)	(1,635)	(1,523)
Interest and other income	(496)	(254)	(886)	(444)

Property net operating income	$72,866	$70,137	$148,205	$140,110

Same properties – retail	$68,402	$69,304	$133,976	$133,762
Non-same properties	4,464	833	14,229	6,348

Property net operating income	$72,866	$70,137	$148,205	$140,110

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Six Months Ended

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
(In thousands)
Gross revenues from real estate	$16,719	$14,474	$32,936	$29,007

Expenses:
Property operating expenses	(5,298)	(4,190)	(9,904)	(8,900)
Mortgage interest expense	(5,248)	(4,136)	(10,050)	(8,278)
Depreciation and amortization	(3,729)	(1,983)	(7,043)	(4,200)

Total expenses	(14,275)	(10,309)	(26,997)	(21,378)

Net income from real estate	2,444	4,165	5,939	7,629
Partners’ share	(1,183)	(2,125)	(2,931)	(3,872)

Company’s share	1,261	2,040	3,008	3,757
Amortization of excess investment	87	(72)	23	(139)

EQUITY IN INCOME OF PARTNERSHIPS	$1,348	$1,968	$3,031	$3,618